UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2019, Baxter International Inc. (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (the “Form 10-Q”), consistent with the Company’s prior disclosures set forth within its Current Report on Form 8-K filed on October 24, 2019 (the “Earnings Form 8-K”). In accordance with the NYSE Listed Company Manual, the Company has contacted the NYSE to discuss the status of the Form 10-Q.

Correspondence included with the notice notes that the Company has until May 20, 2020 to file its Form 10-Q and any subsequent delayed filings. The Company intends to become current in its SEC reporting obligations before the May 20, 2020 deadline. The notice has no immediate effect on the listing of the Company’s stock on the NYSE or on any of the Company’s outstanding bonds.

As previously disclosed in the Earnings Form 8-K, the Company began an investigation into certain intra-Company transactions undertaken for the purpose of generating foreign exchange gains or losses. The Audit Committee of the Company’s Board of Directors is overseeing the investigation with the assistance of independent, experienced external advisors. The Company continues to work diligently to complete the investigation (which must be completed before the submission of the Form 10-Q), but it cannot predict its outcome.

On November 22, 2019, the Company issued a press release with respect to the receipt of the notice of noncompliance from the NYSE. The press release is included as Exhibit 99.1 to this report.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to statements regarding the outcome of the investigation of misstatements in previously reported non-operating income related to foreign exchange gains and losses; the Company’s ability to become current in its SEC reporting obligations before May 20, 2020; and the completion of matters necessary to permit the filing of the Form 10-Q (which includes completion of the investigation disclosed in the Earnings Form 8-K). Such forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: developments in the investigation related to foreign exchange gains and losses, including developments that would expand the scope of the investigation or require the correction of additional misstatements in the previously issued financial statements; future actions of regulatory bodies and other governmental authorities, including the Securities and Exchange Commission; proceedings related to the ongoing investigation related to foreign exchange gains and losses; and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Dated November 22, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2019

BAXTER INTERNATIONAL INC.

By:	/s/ James K. Saccaro
James K. Saccaro Executive Vice President & Chief Financial Officer